SCHEDULE 14A (RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a–12

SYMPHONIX DEVICES, INC.
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a–6(i)(4) and O–11.

1)	Title of each class of securities to which transaction applies:

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☐ Fee paid previously with preliminary materials.

☐    Check box if any part of the fee is offset as provided by Exchange Act Rule O–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SYMPHONIX DEVICES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 24, 2002

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Symphonix Devices, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, April 24, 2002 at 12:00 p.m. local time, at 2331 Zanker Road, San Jose, California 95131 for the following purposes:

1.	To elect three (3) Class I directors to serve for a three-year term.

2.
To approve an amendment of the Company’s 1994 Stock Option Plan (the “Option Plan”) to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to a new total of 6,499,273 shares.

3.
To approve an amendment of the Company’s 1997 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares reserved for issuance thereunder by 1,000,000 shares to a new total of 1,475,000.

4.	To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2002.

5.
To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on March 20, 2002 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sin	cerely,

Kir	k B. Davis
Pre	sident and Chief Executive Officer

San Jose, California
April 2, 2002

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SYMPHONIX DEVICES, INC.

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of the Board of Directors of Symphonix Devices, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held Wednesday, April 24, 2002 at 12:00 p.m. local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s principal executive offices which are located at 2331 Zanker Road, San Jose, California 95131. The Company’s telephone number at that location is (408) 232-0710.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2001, including financial statements, were first mailed on or about April 2, 2002 to all stockholders entitled to vote at the meeting.

Record Date and Principal Share Ownership

Stockholders of record at the close of business on March 20, 2002 (the “Record Date”) are entitled to notice of and to vote at the meeting. The Company has one series of common stock outstanding, designated Common Stock, $0.001 par value. At the Record Date, 35,597,490 shares of the Company’s Common Stock were issued and outstanding and held of record by approximately 4,000 stockholders. No shares of the Company’s Preferred Stock were outstanding as of the Record Date.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting

Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date.

Solicitation of Proxies

This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

Quorum; Abstentions; Broker Non-votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “ABSTAIN” or “WITHHOLD AUTHORITY” with respect to a matter are treated as being present at the meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” with respect to a matter are treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

The Delaware Supreme Court held that, while broker non-votes (i.e., votes from shares held of record by brokers as to which the beneficial owners have given no voting instructions) should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal that requires a majority of the votes cast.

Deadline for Receipt of Stockholder Proposals

Proposals of the Company’s stockholders that are intended to be presented by such stockholders at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, no later than December 3, 2002 in order to be considered for possible inclusion in the proxy statement and form of proxy relating to such meeting.

If any of the Company’s stockholders intend to submit a proposal at the Company’s 2003 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that Annual Meeting, the stockholder must do so by December 3, 2002. If such stockholder does not comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2003 Annual Meeting.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of March 1, 2002 as to (i) each person or entity who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers (as defined on page 18 under “Executive Compensation and Other Matters—Executive Compensation—Summary Compensation Table”) and (iv) all directors and executive officers of the Company as a group. Applicable percentage ownership is based on 35,597,490 shares of Common Stock outstanding as of March 1, 2002 together with applicable options or warrants for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, based on factors including voting and investment power with respect to shares subject to the applicable community property laws. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days after March 1, 2002 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each stockholder listed in the following table is: c/o Symphonix Devices, Inc., 2331 Zanker Road, San Jose, California 95131.

Beneficial Owner	Common Stock Beneficially Owned	Approximate Percentage Owned(1)
Entities Affiliated with J.P. Morgan Capital, L.P.(1)	7,974,482	22.40%
60 Wall Street
New York, NY 10260-0060

Entities Affiliated with APAX Excelsior VI, L.P.(2)	7,974,482	22.40%
445 Park Avenue, 11th Floor
New York, NY 10022

Entities Affiliated with Special Situations Private Equity Fund, L.P.(3)	3,191,792	8.97%
153 E. 53rd Street, 55th Floor
New York, NY 10022

Siemens Audiologische Technik GmbH	2,026,062	5.69%
c/o Siemens Corporation
1301 Avenue of the Americas
New York, NY 10014

Adele C. Oliva(4) APAX Partners 445 Park Avenue, 11th Floor New York, NY 10022	8,024,482	22.51%

Martin Friedman(5) J.P. Morgan Partners 1221 Avenue of the Americas, 39th Floor New York, NY 10020-1080	8,024,482	22.51%

Roger Radke(6) Siemens Audiologische Technik GmbH Gebbertstr. 125 D91058 Erlangen, Germany	2,076,062	5.82%

B.J. Cassin(7)	1,249,966	3.50%

Kirk B. Davis(8)	1,315,517	3.58%

Geoffrey R. Ball(9)	766,239	2.14%

Terence J. Griffin(10)	390,000	1.08%

Deborah Arthur(11)	265,000	*

Carlos Baez(12)	200,000	*

All directors and executive officers as a group (10 persons)(13)	22,561,748	58.96%

*	Less than 1%

(1)
Share number consists of 6,380,902 shares held by J.P. Morgan Capital, L.P. and 1,593,580 shares held by Sixty Wall Street Fund, L.P., which is an affiliate of J.P. Morgan Capital, L.P. No single individual has voting or investment power over the shares beneficially owned by J.P. Morgan Capital, L.P. or Sixty Wall Street Fund, L.P. Those powers are exercised under the direction of the board of directors of J.P. Morgan Capital, L.P. and the managing members of Sixty Wall Street Fund, L.P., respectively. Martin Friedman, one of our directors, is a Vice President of J.P. Morgan Partners, L.P. J.P. Morgan Capital, L.P. and Sixty Wall Street Fund, L.P. are affiliates of a broker-dealer. The shares acquired by J.P. Morgan Capital, L.P. and Sixty Wall Street Fund, L.P. were acquired for investment purposes, in the ordinary course of business, and neither J.P. Morgan Capital, L.P. nor Sixty Wall Street Fund, L.P. has any agreements or understandings, directly or indirectly, with any person to distribute the shares.

(2)
Share number consists of 6,816,974 shares held by APAX Excelsior VI, L.P., 557,185 shares held by APAX Excelsior VI-A, C.V., 371,456 shares held by APAX Excelsior VI-B, C.V., and 228,867 shares held by Patricof Private Investment Club III, L.P., which are affiliates of APAX Excelsior VI, L.P. No single individual has voting or investment power over the shares beneficially owned by APAX Excelsior VI, L.P., APAX Excelsior VI-A, C.V., APAX Excelsior VI-B, C.V., or Patricof Private Investment Club III, L.P. Those powers are exercised under the direction of the board of directors of APAX Managers, Inc., the general partner of APAX Excelsior VI Partners, L.P., which in turn is the general partner of each of APAX Excelsior VI, L.P., APAX Excelsior VI-A, C.V., APAX Excelsior VI-B, C.V., and Patricof Private Investment Club III, L.P. Ms. Oliva, one of our directors, is a general partner of APAX Partners, L.P.

(3)
Share number consists of 1,518,309 shares held by Special Situations Private Equity Fund, L.P., 689,232 shares held by Special Situations Technology Fund, L.P., an affiliate of Special Situations Private Equity Fund, L.P. and 984,251 shares held by Special Situations Cayman Fund, L.P. No single individual has voting or investment power over the shares beneficially owned by Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. or Special Situations Cayman Fund, L.P. Those powers are exercised under the direction of the managing members of Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P. and Special Situations Cayman Fund, L.P., respectively.

(4)
Includes 7,974,482 shares held by entities affiliated with APAX Excelsior VI, L.P. Ms. Oliva, a director of the company, is a general partner of APAX Partners, L.P. and disclaims beneficial ownership over these shares. Also includes options to purchase up to 50,000 shares exercisable within 60 days after March 1, 2002.

(5)
Includes 7,974,482 shares held by entities affiliated with J.P. Morgan Capital, L.P. Mr. Friedman, a director of the company, is a Vice President of J.P. Morgan Partners, L.P. and disclaims beneficial ownership over these shares. Also includes options to purchase up to 50,000 shares exercisable within 60 days after March 1, 2002.

(6)
Includes 2,026,062 shares held by Siemens Audiologische Technik GmbH. Mr. Radke, a director of the company, is managing director of Siemens Audiologische Technik GmbH and disclaims beneficial ownership over these shares. Also includes options to purchase up to 50,000 shares exercisable within 60 days after March 1, 2002.

(7)
Share number includes 646,329 shares held by Cassin Family Trust, 15,913 shares held for the benefit of Cassin Family Trust, 294,749 shares held by Cassin Family Partners, and 199,362 shares held by Robert S. Cassin Charitable Trust, which are affiliates of Cassin Family Trust. Mr. Cassin, one of our directors, holds voting and dispositive power over the shares held by Cassin Family Trust, Cassin Family Partners and Robert S. Cassin Charitable Trust. Also includes 910 shares held by Mr. Cassin and options directly owned by Mr. Cassin to purchase up to 92,703 shares exercisable within 60 days after March 1, 2002.

(8)	Includes options to purchase up to 1,190,000 shares exercisable within 60 days after March 1, 2002.

(9)	Includes options to purchase up to 170,000 shares exercisable within 60 days after March 1, 2002.

(10)	Includes options to purchase up to 370,000 shares exercisable within 60 days after March 1, 2002.

(11)	Consists of options to purchase up to 265,000 shares exercisable within 60 days after March 1, 2002.

(12)	Consists of options to purchase up to 200,000 shares exercisable within 60 days after March 1, 2002.

(13)	Includes options to purchase up to 2,567,703 shares exercisable within 60 days after March 1, 2002.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Company’s Restated Certificate of Incorporation and Bylaws authorizes seven members of the Board of Directors, divided into three classes serving staggered terms of three years. Currently, there are a total of six directors; three Class I directors, one Class II director and two Class III directors. Three Class I directors are to be elected at the Annual Meeting. The Class II and Class III directors will be elected at the Company’s 2003 and 2004 Annual Meetings of Stockholders, respectively. Each of the Class I directors will hold office until the 2005 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s three nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

Vote Required

The nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

Information Concerning the Nominees and Incumbent Directors

The following table sets forth the name and age of each nominee and each director of the Company whose term of office continues after the Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as a director of the Company.

Name	Principal Occupation During the Last Five Years	Age	Director Since
Nominees for Class I Directors:

Martin Friedman	Martin Friedman has served as a director of the Company since November 2000. Mr. Friedman joined J.P. Morgan Partners in 2000, where he focuses exclusively on investment opportunities in the healthcare sector. Prior to joining J.P. Morgan Partners, Mr. Friedman spent eight years in J.P. Morgan’s Healthcare Investment Banking group working with medical device, pharmaceutical and healthcare services clients. Prior to joining J.P. Morgan, Mr. Friedman worked at Morgan Stanley in both New York and Tokyo. Mr. Friedman earned a B.A. from Columbia College and an M.B.A. from Columbia Business School.	38	2000

Name	Principal Occupation During the Last Five Years	Age	Director Since
Geoffrey R. Ball	Geoffrey R. Ball co-founded the Company and has served as Vice President and Chief Technical Officer and a director since May 1994. From 1987 to March 1994, Mr. Ball was a biomedical engineer in the hearing research laboratory at the Veterans Hospital in Palo Alto, California, affiliated with Stanford University. Mr. Ball holds an M.S. degree from the University of Southern California and a B.S. degree from the University of Oregon.	38	1994

Roger Radke	Roger Radke, PhD, has served as a director of the Company since August 2000. He is currently the Chairman and Managing Director of Siemens Audiologische Technik GmBH, the leading company in the hearing instruments market. Mr. Radke has over 10 years experience in the medical industry in Europe and the United States with Siemens Medical Engineering Group. He holds a PhD degree from the University of Münster, Germany.	39	2000
Continuing Class II Director:

Adele C. Oliva	Adele C. Oliva has served as a director of the Company since November 2000. Ms. Oliva has been a venture capitalist with APAX Partners, L.P. since 1997, focusing on investments in the health care industry. Prior to joining APAX Partners, L.P., Ms Oliva worked at Baxter Healthcare, where she held positions in marketing and business development in the CardioVascular and I.V. Systems Divisions. Ms Oliva is a graduate of Saint Joseph’s University and has an M.B.A. from Cornell University.	36	2000
Continuing Class III Directors:

Kirk B. Davis	Kirk B. Davis has been President and Chief Executive Officer of the Company since August 1999. Mr. Davis was with Abbott Laboratories, Inc. from 1987 and most recently, from March 1998, served as Vice President and General Manager, Critical Care Products. From 1996 to 1998, he served as General Manager of Abbott’s UK operation and from 1994 to 1998 he served as divisional Vice President and Regional Director, Europe for Abbott. Mr. Davis has a BS degree from Stanford University and an MBA degree from the J.L. Kellogg Graduate School of Management at Northwestern University.	44	1999

B.J. Cassin	B.J. Cassin has served as a director of the Company since July 1994. Mr. Cassin has been a private venture capital investor since 1979. Previously, he co-founded Xidex Corporation, a manufacturer of data storage media, and served as Vice President of Marketing. Mr. Cassin is a director of Cerus Corporation, a medical device company (of which he is Chairman) and PDF Solutions, a technology integration company. Mr. Cassin holds an A.B. degree from Holy Cross College.	68	1994

Board Meetings and Committees

The Board of Directors of the Company held a total of four meetings during fiscal 2001. No director attended fewer than 75% of the meetings of the Board of Directors held during the period he or she was a director. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such function.

The Audit Committee is responsible for overseeing actions taken by the Company’s independent accountants and reviewing the Company’s internal financial controls. The Audit Committee consists of directors Cassin, who serves as chairman, Friedman and Oliva. The Audit Committee held four meetings during fiscal 2001, and no director attended fewer than 100% of the meetings of the Audit Committee held during the period he or she sat on such committee.

The board of directors has determined that as of the proxy date, each of directors Cassin, Friedman and Oliva is an “independent director,” as that term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A.

The Compensation Committee, which consists of directors Cassin and Oliva, is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other employees of the Company and administering various incentive compensation and benefit plans. The Compensation Committee held one meeting during fiscal 2001, and each member of the Compensation Committee attended the meetings.

Compensation of Directors

Members of the Company’s Board of Directors do not receive cash compensation for their services as directors but are eligible to receive grants of stock options under the Company’s 1994 Stock Option Plan. During fiscal 2001 the Company made the following grants of stock options to outside directors:

Name	Number of Securities Underlying Options Granted(1)	Exercise Price Per Share	Expiration Date
B.J. Cassin	10,000	$1.56	04/27/11
Martin Friedman	50,000	$1.56	04/27/11
Adele Oliva	50,000	$1.56	04/27/11
Roger Radke	50,000	$1.56	04/27/11

(1)
The options are immediately exercisable, conditioned upon the optionee entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The options vest or are released from the repurchase option of the Company at the rate of one forty-eighth (1/48) of the total number of shares subject to each option at the end of each full month beginning on the grant date for each option.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of directors Cassin and Oliva. In fiscal year 2001, the Company engaged in certain transactions with persons and entities affiliated with directors Cassin and Oliva, as described more fully on page 20 under “Certain Transactions.”

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH HEREIN.

PROPOSAL TWO

AMENDMENT OF THE 1994 STOCK OPTION PLAN

At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company’s 1994 Stock Option Plan (the “Option Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares.

As of March 1, 2002, a total of 5,499,273 shares of Common Stock have been reserved for issuance under the Option Plan. As of March 1, 2002, grants under the Option Plan were 4,727,775 shares, net of cancellations and repurchases. As of March 1, 2002, a total of 771,498 shares remain available for future grant. Also as of March 1, 2002, a total of 1,578,798 shares had been issued upon the exercise of stock options granted under the Option Plan and 3,355,335 options were outstanding. Under the amendment, an additional 1,000,000 shares will be authorized and available for future grants under the Option Plan for a new total of 6,499,273 shares.

The Option Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company’s business. The Company has had a longstanding practice of linking key employee compensation to corporate performance because it believes that this increases employee motivation to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company’s employees. This practice has enabled the Company to attract and retain the talent that it continues to require.

The Board of Directors believes that the remaining shares available for grant under the Option Plan are insufficient to accomplish the purposes of the Option Plan described above. The Company anticipates there will be a need to hire additional technical, sales and marketing, and management employees during fiscal 2002 and it will be necessary to offer equity incentives to attract and motivate these individuals. In addition, in order to retain the services of valuable employees as the Company matures and its employee base grows larger, it will be necessary to grant additional options to current employees.

The material features of the Option Plan are summarized as follows:

Purpose

The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company’s business.

Administration

The Option Plan provides for administration by the Board of Directors of the Company or one of its committees. The Option Plan is currently being administered by the Board of Directors. The Board of Directors is referred to in this description as the “Administrator.” The Administrator determines the terms of options granted including, but not limited to, the exercise price, number of shares subject to the option and the exercisability thereof. All questions of interpretation are determined by the Administrator and its decisions are final and binding upon all participants. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Option Plan.

Eligibility

The Option Plan provides that either incentive or nonqualified stock options may be granted to employees (including officers and employee directors) of the Company or any of its designated subsidiaries. In addition, the

Option Plan provides that nonqualified stock options may be granted to non-employee directors and consultants of the Company or any of its designated subsidiaries. The Administrator elects the optionees and determines the number of shares to be subject to each option. In making such determination, there are taken into account the duties and responsibilities of the optionee, the value of the optionee’s services, the optionee’s present and potential contribution to the success of the Company and other relevant factors. The Option Plan provides a limit of $100,000 on the aggregate fair market value of shares subject to all incentive options which become exercisable for the first time in any one calendar year.

Terms of Options

Each option is evidenced by a stock option agreement between the Company and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

(1) Exercise of the Option: The Administrator determines when options granted under the Option Plan may be exercised. An option is exercised when the optionee gives written notice of exercise to the Company, specifying the number of shares of Common Stock to be purchased and tenders payment to the Company of the purchase price. Payment for shares issued upon exercise of an option may consist of cash, check, promissory note, delivery of already-owned shares of the Company’s Common Stock (subject to certain conditions), a reduction in the amount of any liability the Company may have to the optionee or any combination of the foregoing methods. Payment may also be made by a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes or such other consideration as determined by the Administrator and as permitted by the Delaware General Corporation Law.

Options may be exercised at any time on or following the date the options are first exercisable. An Option may not be exercised for a fraction of a share.

(2) Option Price: The option price of all incentive stock options and nonqualified stock options under the Option Plan is determined by the Administrator but, in the case of incentive stock options, in no event will it be less than the fair market value of the Company’s Common Stock on the date the option is granted. For purposes of the Option Plan, fair market value is defined as the closing price per share of the Company’s Common Stock on the date of grant as reported on The NASDAQ National Market. In the case of an option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the option price must be not less than 110% of the fair market value on the date of grant.

(3) Termination of Employment: The Option Plan provides that if the optionee’s employment by the Company is terminated for any reason, other than death or disability, options may be exercised within three months (or such other period of time not exceeding three months as determined by the Administrator) after such termination and may be exercised only to the extent the options were exercisable on the date of termination.

(4) Death: If an optionee should die while an employee or a consultant of the Company, options may be exercised at any time within twelve months after the date of death but only to the extent that the options were exercisable on the date of death and in no event later than the expiration of the term of such option.

(5) Disability: If an optionee’s employment is terminated due to a disability, options may be exercised at any time within twelve months from the date of such termination, but only to the extent that the options were exercisable on the date of termination of employment and in no event later than the expiration of the term of such option.

(6) Termination of Options: Options granted under the Option Plan have a term as is determined by the Administrator, with incentive stock options expiring no later than ten years from the date of grant. However, incentive stock options granted to an optionee who immediately before the grant of such option owns more than 10% of the voting power of all classes of stock of the Company or a parent or subsidiary corporation may not have a term of more than five years. No option may be exercised by any person after such expiration.

(7) Nontransferability of Options: An option is nontransferable by the optionee, other than by will or the laws of descent and distribution or a qualified domestic relations order and is exercisable only by the optionee (or in the event of death by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee).

Adjustment Upon Changes in Capitalization

In the event any change such as a stock split or dividend is made in the Company’s capitalization which results in an increase or decrease in the number of outstanding shares of Common Stock without receipt of consideration by the Company, an appropriate adjustment will be made in the option price and in the number of shares subject to each option. In the event of the proposed dissolution or liquidation of the Company, the Administrator may in its discretion provide for an optionee to have the right to exercise his or her option until 10 days prior to such transaction, including shares as to which the option would not otherwise be exercisable. To the extent it has not been previously exercised, an option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation or sale of substantially all of the assets of the Company, all outstanding options will be assumed or an equivalent option substituted by the successor corporation. In the event that the successor refuses to assume or substitute for an option, the optionee shall fully vest in and have the right to exercise such option in full, including shares as to which such option would not otherwise be exercisable for a period of 15 days from the date the Administrator gives notice to the optionee.

Performance-Based Compensation Limitations

No employee will be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock. The foregoing limitation, which will be adjusted proportionately in connection with any change in the Company’s capitalization, is intended to satisfy the requirements applicable to options intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation.

Amendment and Termination

The Board of Directors may amend the Option Plan at any time or from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares which may be issued under the Option Plan or as necessary to remain in compliance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or Section 422 of the Code. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted under the Option Plan without the consent of the optionee. In any event, the Option Plan will terminate in June 2004.

Tax Information

Options granted under the Option Plan may be either incentive stock options (as defined in Section 422 of the Code) or nonqualified options. An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director or 10% stockholder of the Company. Generally, the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period. You should be aware that the Internal Revenue Service has issued proposed regulations that would require Social Security (FICA) taxes to be withheld on the spread of incentive stock option shares on the date of exercise. Currently, these proposed regulations are slated to commence with exercises occurring on or after January 1, 2003. All other options which do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon sale of such shares by the optionee, any difference between the sales price and the optionee’s purchase price to the extent not recognized as taxable income as described above will be treated as long-term or short-term capital gain or loss depending on the holding period.

Generally, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option. The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Option Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee’s death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Option Plan

The grant of options under the Option Plan to executive officers, including the officers named in the Summary Compensation Table below, is subject to the discretion of the Administrator. As of the date of this proxy statement, there has been no determination by the Administrator with respect to future awards under the Option Plan. Accordingly, future awards are not determinable.

The following table sets forth certain information regarding stock options granted during the fiscal year ended December 31, 2001 to each of the executive officers named in the Summary Compensation Table (see page 18), all current executive officers as a group and all other employees who received stock options:

Name of Individual or Identity of Group and Position	Number of Options (#)	Exercise Price ($)
Kirk B. Davis, President and Chief Executive Officer	400,000	$0.76
Terence J. Griffin, Vice President Finance and Chief Financial Officer	150,000	$0.76
Geoffrey R. Ball, Vice President and Chief Technical Officer	100,000	$0.76
Deborah Arthur, Vice President of Clinical Affairs	100,000	$0.76
Carlos Baez, Vice President of Research and Development	125,000	$0.76-$1.03
All executive officers as a group (6 persons)	230,000	$0.76-$1.03
All other employees as a group	737,750	$0.76-$1.22

Vote Required

The affirmative vote of the holders of a majority of the Votes Cast at the Annual Meeting will be required to approve this amendment of the Option Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE AMENDMENT OF THE OPTION PLAN.

PROPOSAL THREE

AMENDMENT OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, the stockholders are being asked to approve an amendment of the Company’s 1997 Employee Stock Purchase Plan (the “Purchase Plan”) to increase the number of shares reserved for issuance thereunder by 1,000,000 shares. Exclusive of the 1,000,000 shares for which approval is sought hereunder, a total of 475,000 shares of Common Stock have been reserved for issuance under the Purchase Plan. As of March 1, 2002, a total of 405,730 shares had been issued to employees at an average purchase price of $1.22 per share pursuant to seven offerings under the Purchase Plan and, exclusive of the 1,000,000 shares for which approval is sought hereunder, 69,270 shares remain available for future issuance.

The fair market value of the Common Stock of the Company on the first day of the most recent offering period, which commenced on November 1, 2001, was $0.31 per share. See “Purchase Price.”

The material features of the Purchase Plan, as amended, are summarized as follows:

Purpose

The purpose of the Purchase Plan is to provide employees of the Company and of any subsidiary which is designated by the Board of Directors to participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Purchase Plan provides for administration by the Board of Directors of the Company or a committee appointed by the Board. The Purchase Plan is currently administered by the Board. All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. No charge for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board of Directors receive no additional compensation for their services in connection with the administration of the Purchase Plan.

Offering Periods

The Purchase Plan has offering periods of approximately twenty-four months, each divided into four six-month purchase periods. The offering periods commence on or after May 1 and November 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval.

Eligibility

Any person who (i) is a regular employee scheduled to work at least twenty hours per week and at least five months per calendar year and (ii) was employed by the Company on the first day of the offering period (or by any subsidiary designated from time to time by the Board of Directors) is eligible to participate in the Purchase Plan.

Eligible employees become participants in the Purchase Plan by delivering to the Company’s payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering period.

Purchase Price

The price at which shares are sold to participating employees is equal to eighty-five percent (85%) of the lower of the fair market value per share of the Common Stock on (i) the first day of the offering period or (ii) the last day of the purchase period. For purposes of the Purchase Plan, fair market value is defined as the closing price per share of the Company’s Common Stock on either (i) or (ii) above as reported on The NASDAQ National Market. The closing sale price per share of the Company’s Common Stock on The NASDAQ National Market on March 1, 2002 was $0.13.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions over the duration of the offering period. The deductions may not exceed 10% of a participant’s compensation. A participant may discontinue his or her participation in the Purchase Plan and may decrease the rate of his or her payroll deductions at any time during the offering period. Payroll deductions commence on the first payday following the beginning of the offering period and will continue at the same rate until the end of the offering period until terminated or changed as provided in the Purchase Plan.

Purchase of Stock; Exercise of Option

By executing a subscription agreement to participate in the Purchase Plan, an employee is granted an option to purchase shares of Common Stock. The maximum number of shares which a participant has an option to purchase in a particular purchase period is that number arrived at by dividing the amount of his or her compensation which he or she has elected to have withheld for the purchase period by the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period as long as the total number of shares issued to a participant for any purchase period does not exceed a number determined by dividing $12,500 by the market value of a share of Common Stock at the beginning of the offering period.

Unless the employee’s participation is discontinued, the option for the purchase of shares will be exercised automatically at the end of the purchase period at the applicable price.

Notwithstanding the foregoing, no employee is permitted to subscribe for shares under the Purchase Plan (a) if, immediately after the grant of the option, the employee would own, and/or hold outstanding options to purchase, 5% or more of the combined voting power or value of all classes of the capital stock of the Company or (b) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an offering period exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

Withdrawal

A participant’s interest in a given offering may be determined in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable offering period. Any withdrawal by the employee during a given offering automatically terminates the employee’s interest in that offering. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the next offering period (as they otherwise would) unless the participant delivers a new subscription agreement to the Company.

Termination of Employment

Termination of a participant’s employment for any reason, including retirement or death, cancels his or her participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee in the subscription agreement.

Adjustment Upon Changes in Capitalization

In the event of any changes in the capitalization of the Company, such as stock splits or stock dividends, resulting in an increase or decrease in the number of shares of Common Stock, effected without receipt of consideration by the Company, appropriate adjustments will be made by the Company in the number of shares subject to purchase and in the purchase price per share.

Dissolution, Liquidation, Merger or Asset Sale

In the event of the proposed dissolution or liquidation of the Company, the current offering periods will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board of Directors. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the purchase period then in progress will be shortened by setting a new exercise date (which date will be before the date of the Company’s proposed sale or merger) and the offering period then in progress will end on such new exercise date, unless the successor corporation assumes all outstanding options under the Purchase Plan.

Nonassignability

No rights or accumulated payroll deductions of an employee under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way by the participant and any such attempt may be treated by the Company as an election to withdraw funds from the current offering period.

Amendment and Termination of the Purchase Plan

The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan, except that such termination will not affect options previously granted nor may any amendment make any changes in an option granted prior thereto which adversely affects the rights of any participant. No amendment may be made to the Purchase Plan without prior approval of the stockholders of the Company if such amendment would increase the number of shares reserved under the Purchase Plan, materially modify the eligibility requirements, or materially increase the benefits which may accrue to participants under the Purchase Plan. In any event, the Purchase Plan will terminate in March 2007.

Use of Funds

All payroll deductions received or held by the Company under the Purchase Plan may be used in the Company for any corporate purpose. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

Automatic Transfer to Low Price Offering Period

To the extent permitted by federal securities law, if the fair market value of a share of Common Stock of the Company on the last day of a purchase period is lower than the fair market value of a share of Common Stock of the Company on the first day of an offering period, then all participants in such offering period will immediately be automatically withdrawn after the exercise of their option and automatically re-enrolled in the next offering period.

Tax Consequences of Purchase Plan Transactions

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under these provisions, no income is taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, depending in part on how long the shares are held by the participant.

If the shares are sold or otherwise disposed of more than two years from the first day of the offering period, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares were purchased by the participant over the participant’s purchase price. Any additional gain or loss on the sale or disposition will be capital gain or loss. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period described above.

Participation in the 1997 Purchase Plan

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan.

The following table sets forth certain information regarding shares purchased during the fiscal year ended December 31, 2001 by each of the executive officers named in the Summary Compensation Table (see page 18), all current executive officers as a group, all nonemployee directors as a group and all other employees who participated in the Purchase Plan as a group:

Name of Individual or Identity of Group and Position	Number of Shares(#)	Dollar Value ($) (1)
Kirk B. Davis, President and Chief Executive Officer	3,327	376
Terence J. Griffin, Vice President Finance and Chief Financial Officer	15,923	836
Geoffrey R. Ball, Vice President and Chief Technical Officer	—	—
Deborah Arthur, Vice President of Clinical Affairs	—	—
Carlos Baez, Vice President of Research and Development	—	—
All executive officers as a group (6 persons)	19,250	1,212
All nonemployee directors	*	*
All other employees as a group	198,515	22,187

*	Not eligible to participate in the Purchase Plan.

(1)	Market value of shares on date of purchase minus the purchase price under the Purchase Plan.

Vote Required

The affirmative vote of the holders of a majority of the Votes Cast at the Annual Meeting will be required to approve this amendment of the Purchase Plan.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE AMENDMENT OF THE PURCHASE PLAN.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2002. Although action by stockholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the stockholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent accountants at any time during the year, if the Board of Directors feels that such a change would be in the best interest of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Change in Accountants

PricewaterhouseCoopers LLP audited the Company’s financial statements for fiscal years 1994 through 1999. On January 22, 2001, PricewaterhouseCoopers LLP resigned as the independent accountant of the Company. The reports of PricewaterhouseCoopers LLP on the financial statement for fiscal years 1998 and 1999 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for fiscal years 1998 and 1999 and through January 22, 2001, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them make reference thereto in their reports on the financial statements for such years.

On February 9, 2001, the Company engaged KPMG LLP as its new independent accountants to audit its financial statements as of and for the year ended December 31, 2000. During the years ended December 31, 1999 and 2000 and between January 1, 2001 and February 9, 2001 the Company did not consult with KPMG LLP regarding the application of accounting principles to a specified transaction either completed or proposed; the Company did not consult with KPMG LLP regarding the type of audit opinion that might be rendered or the Company’s financial statements; and there was not any written or oral advice provided to the Company prior to KPMG LLP's retention as the Company's independent accountant for fiscal year 2000.

On April 2, 2001, the Company dismissed KPMG LLP as its independent accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change its independent accountants. The reports of KPMG LLP on the financial statements for fiscal year 2000 contained no adverse opinion or disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principle. In connection with its audits for fiscal year 2000 and through April 2, 2001 there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused them to make reference thereto in their report on the financial statements for such year.

On April 9, 2001, the Company re-engaged PricewaterhouseCoopers LLP as its new independent accountant. From January 22, 2001 to April 9, 2001, the Company had not consulted with PricewaterhouseCoopers LLP regarding the application of accounting principles to a specified transaction either completed or proposed, the Company did not consult with PricewaterhouseCoopers LLP regarding the type of audit opinion that might be rendered on the Company’s financial statements and there was not any written or oral advice provided to the Company prior to PricewaterhouseCoopers LLP’s re-engagement as the Company’s independent accountant. During the two most recent fiscal years there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) with either PricewaterhouseCoopers LLP or KPMG LLP.

Fees billed to Company by PricewaterhouseCoopers LLP during Fiscal 2001

Audit Fees:

The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP for (i) the audit of the Company’s annual financial statements set forth in the Company’s Annual Report on Form 10-K, and (ii) the review of the Company’s quarterly financial statements set forth in the Company’s Quarterly Reports on Form 10-Q for the fiscal year ended December 31, 2001 were approximately $108,000, of which $32,000 had been billed through December 31, 2001.

Financial Information Systems Design and Implementation Fees:

There were no fees billed by PricewaterhouseCoopers LLP for financial information systems design and implementation professional services during the fiscal year ended December 31, 2001.

All Other Fees:

The aggregate fees billed by PricewaterhouseCoopers LLP for services other than those described above for the fiscal year ended December 31, 2001 were approximately $44,000. These other services include (i) income and other tax-related services, (ii) assistance with regulatory filings, and (iii) consultations on the effects of various accounting issues and changes in professional standards. The Company’s Audit Committee has determined that the provision of the services provided by PricewaterhouseCoopers LLP as set forth herein is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

Executive Compensation

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth certain information regarding the compensation of the Chief Executive Officer of the Company and the four next most highly compensated executive officers in the fiscal year ended December 31, 2001 (collectively, the “Named Executive Officers”) of the Company for services rendered in all capacities to the Company for the fiscal years indicated.

				Long-Term Compensation Awards
	Fiscal Year	Annual Compensation		Number of Securities Underlying Options (#)(1)
Name and Principal Position		Salary	Bonus ($)
Kirk B. Davis(2)	2001	$291,500	$119,545	400,000
President and Chief Executive Officer	2000	281,061	41,855	140,000
	1999	100,482	80,000	650,000

Terence J. Griffin(3)	2001	181,172	35,256	150,000
Vice President of Finance and Chief Financial Officer	2000	134,307	—	220,000

Geoffrey R. Ball	2001	150,000	37,102	100,000
Vice President and Chief Technical Officer	2000	143,808	19,466	70,000
	1999	129,399	25,621	—

Deborah Arthur	2001	160,000	38,526	100,000
Vice President of Clinical Affairs	2000	154,389	47,665	70,000
	1999	139,928	11,475	45,000

Carlos Baez(4)	2001	134,636	32,198	125,000
Vice President of Research and Development	2000	17,877	—	75,000

(1)	These shares are subject to exercise under stock options granted pursuant to the Company’s 1994 Stock Option Plan. See “Option Grants in Last Fiscal Year” on the following page.

(2)	Mr. Davis joined the Company in August 1999.

(3)	Mr. Griffin joined the Company in April 2000.

(4)	Mr. Baez joined the Company in November 2000.

OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information relating to stock options awarded to each of the Named Executive Officers during the fiscal year ended December 31, 2001. All such options were awarded under the Company’s 1994 Stock Option Plan.

	Individual Grants				Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Options Term
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal 2001 (%)	Exercise Price Per Share ($)	Expiration Date	5% ($)	10% ($)
Kirk Davis	400,000	19.97%	$0.760	08/07/11	$191,184	$484,498
Terence J. Griffin	150,000	7.49%	0.760	08/07/11	71,694	181,687
Geoffrey R. Ball	100,000	4.99%	0.760	08/07/11	47,796	121,124
Deborah Arthur	100,000	4.99%	0.760	08/07/11	47,796	121,124
Carlos Baez	25,000	1.25%	1.031	03/29/11	16,202	41,071
Carlos Baez	100,000	4.99%	0.760	08/07/11	47,796	121,124

The percent of total options granted in fiscal 2001 is based on an aggregate of 2,002,750 options granted by the Company in the year ended December 31, 2001 to employees of the Company, including the Named Executive Officers. The options are immediately exercisable, conditioned upon the optionee entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The options vest or are released from the repurchase option of the Company at the rate of one forty-eighth ( 1/48) of the total number of shares subject to each option at the end of each full month beginning on the grant date for each option. Exercise price may be paid in cash, check, promissory note, by delivery of already-owned shares of the Company’s Common Stock subject to certain conditions, delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company amount of sale or loan proceeds required to pay the exercise price, a reduction in the amount of any Company liability to an optionee, or any combination of the foregoing methods of payment or such other consideration or method of payment to the extent permitted under applicable law.

The amounts disclosed in the column captioned “Exercise Price Per Share” represent the closing price of the underlying shares of Common Stock on the dates the respective options were granted.

With respect to the amounts disclosed in the column captioned “Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term” the 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future Common Stock prices. The potential realizable values are calculated by assuming that the exercise price per share was the closing price of Common Stock at the time of grant, that the Common Stock appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of the option term at the appreciated price.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2001 and the value of stock options held as of December 31, 2001 by the Named Executive Officers.

	Shares Acquired on Exercisable (#)	Value Realized ($)	Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-The-Money Options at December 31, 2001 ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Kirk B. Davis	—	—	386,245	703,755	—	—
Terence J. Griffin	—	—	94,166	275,834	—	—
Geoffrey R. Ball	—	—	24,374	145,626	—	—
Deborah Arthur	—	—	97,706	167,294	—	—
Carlos Baez	—	—	33,123	166,877	—	—

The value of “In-the-Money” stock options is based on $0.250 per share, the closing price on December 31, 2001, less the exercise price, multiplied by the aggregate number of shares underlying the option.

Employment Contracts and Change-in-Control Arrangements

Option Vesting Agreements

The Company has entered into an option vesting agreement with each of its officers with whom it has entered into a stock option agreement, to provide for accelerated vesting of all shares subject to such option (i) 12 months after a change in control or (ii) in the event such officer is involuntarily terminated within the 12 month period following a change in control. For purposes of the option vesting agreement, “change in control” is defined as (i) the closing of a merger, reorganization, sale of shares or sale of substantially all of the assets of the Company in which the stockholders of the Company immediately prior to the closing of the transaction own less than 50% of the voting power of the surviving or controlling entity (or its parent) immediately after the transaction, or (ii) the date of the approval by the stockholders of the Company of a plan of complete liquidation of the Company.

Certain Transactions

Transactions with Directors, Executive Officers and Others

In November 1999, Siemens Audiologische Technik GmbH, an entity affiliated with Roger Radke, a director of the Company, purchased 1,000,000 shares of the Company’s Common Stock for $5,000,000 in a first closing pursuant to a private placement consummated in connection with a marketing and distribution agreement entered into with the Company. In September 2000 in accordance with the marketing and distribution agreement, Siemens purchased an additional 1,026,062 shares of the Common Stock at a purchase price of $4.87 per share resulting in gross proceeds of $5,000,000.

As of December 31, 2001, Siemens owed the Company $196,000 under the marketing and distribution agreement. For the year ended December 31, 2001, Siemens paid the Company $1,006,000 under the marketing and distribution agreement, and the Company paid Siemens $188,000 under the supply agreement. The nature and terms of the original and revised marketing and distribution agreements, as well as a related supply agreement, with Siemens are as follows:

•	The Company entered into the marketing and distribution agreement in February 1999 and entered into the supply agreement in June 1999.

•
Under the marketing and distribution agreement, the Company agreed to conduct collaborative marketing efforts, and Siemens has exclusive distribution rights in Europe for the Company’s existing products and any future product introductions.

•
The marketing and distribution agreement has a term ending on December 1, 2004 and is subject to automatic annual renewals thereafter unless terminated by either party with at least 12 months’ notice. If the Company does not renew the marketing and distribution agreement, it is obligated to pay Siemens the equivalent of Siemens’ revenues with the Company’s products in Europe during the preceding twelve months.

•
The marketing and distribution agreement may also be terminated at any time if the Company is acquired at the option of: (i) the Company, with three month's notice and payment to Siemens of (A) $1 million or 150% of Siemens’ revenue in Europe with the Company’s products during the 12 months preceding the acquisition if the agreement is terminated between December 1, 2001 and December 1, 2002, or (B) $2 million or 100% of Siemens’ revenue in Europe with the Company’s products during the 12 months preceding the acquisition if the agreement is terminated between December 1, 2002 and December 1, 2004; or (ii) Siemens, if the Company is acquired by a manufacturer of acoustic hearing aids.

•
The marketing and distribution may also be terminated at the option of either party in the even of a material breach that is not cured within 30 days of notice of breach, or upon the insolvency or bankruptcy of either party.

•	Under the terms of the supply agreement, Siemens agreed to supply integrated circuits and software for use in the Company’s Soundbridge products.

•
The supply agreement has a term ending on September 30, 2004 and is subject to automatic annual renewals thereafter unless terminated by either party with at least three months’ notice. The supply agreement may also be terminated at any time in the event of a material breach that is not cured within 30 days of notice of breach.

On November 10, 2000, the Company issued an aggregate of 6,397,632 shares of its Common Stock to certain investors for a purchase price of approximately $26,000,000, which represented a per share price of $4.064. The purchase agreement, under which the shares were sold, provided for a purchase price adjustment that allowed the investors to calculate, one time prior to November 10, 2002, an adjusted per share purchase price equal to the average closing market price of the Company’s Common Stock as reported on the NASDAQ National Market for the 33 consecutive trading days immediately preceding the date of adjustment. Those investors participating in the adjustment would receive additional shares of Common Stock, for no additional consideration, equal to the difference between the number of shares which investor could have purchased based on the adjusted per share price at the investor’s original investment amount and the number of shares originally purchased.

On June 25, 2001, certain investors notified the Company that they were exercising their purchase price adjustment pursuant to the purchase agreement. All investors agreed to participate in the adjustment, and on July 12, 2001, the Company subsequently issued, for no additional consideration, an additional 14,336,020 shares to the investors based on an adjusted per share purchase price of approximately $1.254.

The investors in the transaction included three trusts of which B.J. Cassin, one of the Company’s directors, is a trustee, as well as entities affiliated with J.P. Morgan Capital, L.P. and APAX Partners. In connection with this transaction, the Company agreed that its board of directors will nominate one individual designated by each of J.P. Morgan and APAX to its board of directors, and that its board of directors and management will vote all shares for which they hold proxies or otherwise entitled to vote in favor of these nominees. In addition, the investors agreed to vote all shares beneficially owned by them in favor of such nominees. These investors held, as of March 1, 2002, not less than 17,106,227 shares of Common Stock, or approximately 48.1% of the shares then outstanding. Martin Friedman a nominee of J.P. Morgan, and Adele Oliva, a nominee of APAX, have been serving on the board of directors since the closing of the transaction.

The Company believes that these transactions were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the board of directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

During the fiscal year ended December 31, 2001 the Company’s executive compensation program was approved by the Board’s Compensation Committee and the Board of Directors. The following is the report of the Compensation Committee with respect to the compensation paid to the Company’s executive officers during fiscal 2001. Actual compensation earned during the fiscal year by the Named Executive Officers is shown in the Summary Compensation Table (see page 18).

Compensation Philosophy

The Company’s philosophy in setting its compensation policies for executive officers is to maximize stockholder value over time. The primary goal of the Company’s executive compensation program is therefore to closely align the interests of the executive officers with those of the Company’s stockholders. To achieve this goal the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to the long-term success of the Company, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a significant portion of the executive’s total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The compensation program for the Company’s executive officers consists of the following components: base salary, annual cash incentives and long-term stock option incentives.

Base Salary

The Compensation Committee reviewed and approved fiscal 2001 base salaries for the Chief Executive Officer and other executive officers at the beginning of the fiscal year and as necessary at various times during the fiscal year. Base salaries were established by the Compensation Committee based upon competitive compensation data for similarly situated companies in the medical device industry, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable the Company to attract, motivate, reward and retain highly skilled executives. In order to evaluate the Company’s competitive posture in the industry, the Compensation Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other medical device companies. The competitive information was obtained from surveys prepared by reputable consulting companies or industry associations. In making base salary decisions, the Compensation Committee exercised its discretion and judgment based upon these factors. No specific formula was applied to determine the weight of each factor.

Annual Cash Incentives

Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. The Company generally provides annual bonus payments to its executive officers based on achieving a set of specific corporate and individual goals established at the beginning of the fiscal year. Target bonuses are established based on a percentage of each officer’s salary and the portion of that target that is paid is based on the committee’s determination of the extent to which each officer’s predetermined goals were accomplished. In establishing bonus payments for fiscal 2001, the Committee measured progress in the Company’s product development programs, market and sales initiatives, clinical trials and manufacturing operations during the year, as well as financial performance.

Long-Term Stock Option Incentives

The Company generally provides its executive officers with long-term incentive compensation through grants of stock options under the Company’s 1994 Stock Option Plan. The Compensation Committee believes that stock options provide the Company’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company’s Common Stock.

The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options also utilize vesting periods that encourage key executives to continue in the employ of the Company. All options granted to executive officers in fiscal 2001 were granted at an exercise price that was at the fair market value of the Company’s Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company’s long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

Section 162(m)

The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. The Company has adopted a policy that, where reasonably practicable, the Company will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). In approving the amount and form of compensation for the Company’s executive officers, the Compensation Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

Re	spectfully submitted by:

B.J	. Cassin
Ad	ele Oliva

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2001 Annual Report on SEC Form 10-K with the Company’s management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Re	spectfully submitted by:

B.J	. Cassin
Ma	rtin Friedman
Ad	ele Oliva

PERFORMANCE GRAPH

Set forth below is a line graph comparing the percentage change in the cumulative return to the stockholders of the Company’s Common Stock with the cumulative return of The NASDAQ National Market, U.S. index and of the NASDAQ Medical Devices, Instruments and Supplies index for the period commencing February 19, 1998 (the date the Company’s Common Stock commenced trading on the NASDAQ National Market) and ending on December 31, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

Comparison of 46 Month Cumulative Total Return*
among Symphonix Devices, Inc.,
the Nasdaq Stock Market (U.S.) Index and a Peer Group

* $100 invested on 2/19/98 in stock or index—including reinvestment of dividends.
Fiscal year ending December 31.

	Cumulative Total Return
	2/19/1998	12/98	12/99	12/00	12/01
SYMPHONIX DEVICES, INC.	100.00	34.38	28.13	23.18	2.08
PEER GROUP	100.00	91.80	94.69	120.47	141.84
NASDAQ STOCK MARKET (U.S.)	100.00	128.09	238.03	143.17	113.61

The information contained under the caption (on page 22) “Report of the Compensation Committee of the Board of Directors on Executive Compensation” and “Performance Graph” (shown above) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from reporting persons, the Company believes that, during the fiscal year ended December 31, 2001, all such forms were filed on a timely basis, except that Dennis Roy, an officer, did not timely file a Form 3 upon becoming an officer and did not timely file a Form 4 reporting certain transactions, and Carlos Baez, an officer, did not timely file a Form 3 upon becoming an officer.

OTHER MATTERS

The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

TH	E BOARD OF DIRECTORS

Dated: April 2, 2002

APPENDIX A

SYMPHONIX DEVICES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I.    PURPOSE.    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. The Audit Committee’s primary duties and responsibilities are to:

•	Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

•	Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.
•	Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION.    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise. Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full board, the members of the Audit Committee may designate a Chairperson by majority vote of the full Audit Committee membership.

III.    MEETINGS.    As part of its job to foster open communication, the Audit Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or at least its Chairperson should meet with the independent accountants and management quarterly to review the Corporation’s financials consistent with Section IV.4 below.

IV.    RESPONSIBILITIES AND DUTIES.    To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1.  Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter.

2.  Review the management and the independent accountants the Corporation’s annual financial statements, including a discussion with the independent accountants of the matters required to be discussed by statement of Auditing Standards No. 61 (“SAS No. 61”).

A-1

3.  Review the management and the independent accountants the 10-Q prior to its filing including a discussion with the independent accountants of the matters to be discussed by SAS No. 61. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

Independent Accountants

4.  Review the performance of the independent accountants and make recommendations to the Board regarding the appointment of the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

5.  Oversee independence of the accountants by:

•
receiving from the accountants, on a periodic basis, a formal written statement delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1 (“ISB No. 1”);

•
reviewing, and actively discussing with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Corporation or any other disclosed relationships or services that may impact the objectively and independence of the accountants; and

•	recommending, if necessary, that the Board take certain action to satisfy itself of the auditor’s independence.

6. Based on the review and discussions referred to in section IV.2 and IV.5, the Audit Committee shall determine whether to recommend to the Board that the Corporation’s audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

Financial Reporting Process

7.  In conjunction with the independent accountants, review the integrity of the Corporation’s financial reporting processes, both internal and external.

8.  Consider and approve, if appropriate, major changes to the Corporation’s auditing and accounting principles and practices as suggested by the independent accountants or management.
9.  Establish regular systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management’s preparation of the financial statements and any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information.

10.  Review any significant disagreement among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

Legal Compliance/General

11.  Review with the Corporation’s counsel, any legal matter that could have a significant impact on the Corporation’s financial statements.

12.  Report through its Chairperson to the Board the following meetings of the Audit Committee.

A-2

1702-PS-02

DETACH HERE

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SYMPHONIX DEVICES, INC.

2002 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholders of Symphonix Devices, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated April 2, 2002 and hereby appoints Kirk B. Davis as attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Annual Meeting of Stockholders of Symphonix Devices, Inc. to be held on April 24, 2002 at 12:00 p.m., local time, at the Company’s principal executive offices located at 2331 Zanker Road, San Jose, CA 95131 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

SYMPHONIX DEVICES, INC.
c/o EquiServe
P.O. Box 9398
Boston, MA 02205-9398

DETACH HERE

☒	Please mark
votes	as in
this	example.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, AND 4, AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

1.	Election of Class I Directors.

Nominees: (01) Martin Friedman, and (02) Geoffrey R. Ball and (03) Roger Radke

FOR WITHHELD [_] [_]
	[_]	MARK HERE [_]
	For all nominees except as noted above	FOR ADDRESS CHANGE AND NOTE BELOW

2.	Proposal to approve an amendment of the Company’s 1994 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares.	FOR [_]	AGAINST [_]	ABSTAIN [_]

3.	Proposal to approve an amendment of the Company’s 1997 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,000,000 shares.	FOR [_]	AGAINST [_]	ABSTAIN [_]

4.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the fiscal year ending December 31, 2001.	FOR [_]	AGAINST [_]	ABSTAIN [_]

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please sign, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

Signature:                                     Date:                         Signature:                                 Date: